Exhibit 10.13

FIRST AMENDMENT

TO

PROASSURANCE CORPORATION

2008 EQUITY INCENTIVE PLAN

The purpose of this amendment is to adopt certain amendments to the ProAssurance Corporation 2008 Equity Incentive Plan (the “Plan”) so that the Plan will comply with Section 409A of the Internal Revenue Code of 1986, as amended. Compliance with Section 409A is required because there may be certain circumstances in which deferred benefits payable under the Plan are not eligible for the short term deferral exception to 409A as the Plan originally intended. ProAssurance Corporation (the “Company”) desires to amend the Plan to comply with Section 409A in accordance with the guidance provided in Notice 2010-6 issued by the Internal Revenue Service. The Board of Directors of the Company, on the recommendation of its Compensation Committee, has adopted the following amendments to the Plan:

1. The definitions set forth in Section 1 of the Plan are hereby amended to conform the definitions of certain terms to the requirements of Section 409A by deleting the definitions of “Change of Control” and “Disability” in their entirety from the Plan and substituting in lieu thereof the following:

“Change in Control” shall mean the occurrence of any one of the following events during the term of this Agreement: (i) an acquisition of the voting securities of the Company by any person, entity or group, immediately after which such person, entity or group has Beneficial Ownership of more than 50.1% of the combined voting power of the Company’s then outstanding voting securities; (ii) a merger, consolidation or reorganization involving the Company in which an entity other than the Company is the surviving entity or in which the Company is the surviving entity and the stockholders of the Company immediately preceding such transaction will own less than 50.1% of the outstanding voting securities of the surviving entity; (iii) the sale or other disposition of substantially all of the assets of the Company (as defined in the regulations under Section 409A of the Code) and the Company ceases to function on a going forward basis as an insurance holding company system that provides medical professional liability insurance; or (iv) any other event or transaction that is declared by resolution of the Board to constitute a Change in Control for purposes of the Plan. Notwithstanding the foregoing, for any Award that provides for deferred compensation within the meaning of Code Section 409A, Change in Control shall be restricted to those events that satisfy the requirements of Code Section 409A and the regulations promulgated thereunder.

“Disability” shall mean a serious injury or illness that requires the Participant to be under the regular care of a licensed medical physician and renders the Participant incapable of performing the essential functions of the Participant’s position for 12 months as determined by the Board in good faith and upon receipt of and in reliance on competent medical advice from one or more individuals selected by the Board, who are qualified to give professional medical advice. For any Award that provides for deferred compensation within the meaning of Code Section 409A but is not performance based compensation within the meaning of Code Section 409A, the phrase “performing the essential functions of the Participant’s position” shall be replaced with the phrase “engaging in any substantial gainful activity.”

2. Section 6 of the Plan is hereby amended to eliminate discretion to accelerate payment of Performance Shares in certain instances not permitted under Section 409A by deleting Section 6(a) in its entirety from the Plan and substituting in lieu thereof the following:

6.(a) Performance Share Awards. The Committee shall have the authority to grant Awards of Performance Shares to Employees on such terms and conditions as may be determined by the Committee. Performance Shares shall be deemed to be received by an Employee as of the Date of Grant in the year the related Performance Share Award is granted. At the time of grant of each Performance Share Award, the Committee shall decide the Award Period and whether there will be an Interim Period. Any Employee may be granted more than one Performance Share Award under the Plan.

No Participant shall be entitled to receive any dividends or dividend equivalents on Performance Shares; with respect to any Performance Shares, no Participant shall have any voting or any other rights of a Company stockholder; and no Participant shall have any interest in or right to receive any Shares prior to the time the Committee determines the form of payment of Performance Shares pursuant to this Section 6.

The Committee may establish performance goals for Performance Shares which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, a Subsidiary or a division, region, department or function within the Company or a Subsidiary and may relate to relative performance as compared to an outside reference or peer group.

3. Section 13 of the Plan is hereby amended to restrict the discretion to make adjustments in a corporate transaction that would violate Section 409A by adding the following as Section 13(d) of the Plan:

13.(d) Restrictions on Adjustments. In no event shall the adjustments described above, whether mandatory or discretionary, be made so as to change the time or form of payment under an Award that provides for deferred compensation within the meaning of Code Section 409A and the regulations promulgated thereunder.

4. Section 14 of the Plan is hereby further amended to restrict discretion to change the time or form of payment of any deferred compensation that is subject to Section 409A by deleting Section 14(c) in its entirety from the Plan and substituting in lieu thereof the following:

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14.(c) Compliance with Code Section 409A. It is intended that this Plan, as written and in operation, will be exempt from Code Section 409A. For purposes of determining whether Awards may be payable to a Participant in compliance with Code Section 409A, the Participant’s Termination will be considered as having occurred for purposes of the Plan if the parties reasonably anticipate either (i) that Participant will no longer perform any services for the Company or a Subsidiary or (ii) that the level of bona fide services performed for the Company or a Subsidiary (whether as an Employee, Consultant or Director ) will permanently decrease to no more than 20% of the average level of bona fide services performed by Participant over the immediately preceding 36-month period (or the full period of services if Participant has been providing services to the Company and its Subsidiaries for less than 36 months). Notwithstanding the foregoing, if payment of any Award is deemed to be “nonqualified deferred compensation” under Section 409A, and if the Participant is a “specified employee” within the meaning of Code Section 409A(a)(2)(b)(i), the payment schedule for Awards shall be modified or adjusted to provide that no payments shall be made until the expiration of six (6) months following the date of Termination or Change in Control. In the event that payments are so delayed, a lump sum payment of the accumulated unpaid amounts attributable to the six (6) month period shall be made to Participant on the first day of the seventh month following the date of Termination or Change in Control. This six month delay shall not apply to any Awards which are not subject to the requirements of Section 409A of the Code by reason of their being separation pay upon an involuntary separation from service and their meeting the requirements and limitations of the regulations under the above referenced Code section. In no event shall the aggregate amount of Awards be reduced as a result of such modification or adjustment.

Notwithstanding the foregoing, the Committee shall not be granted and shall not exercise any discretion otherwise provided under the Plan to change the time or form of payments to Participants with respect to Awards that provide for deferred compensation within the meaning of Code Section 409A and the regulations promulgated thereunder. The terms of the Plan and any related Agreements with respect to Awards that provide for deferred compensation within the meaning of Code Section 409A and the regulations promulgated thereunder shall be interpreted by the Committee as necessary to comply with Code Section 409A.

5. This Amendment is effective as of March 3, 2010. Except as amended hereby, terms and provisions of the Plan shall continue in effect and are hereby ratified and approved in all respects. The Plan may be restated in its entirety for convenience in order to reflect in a single document the terms and conditions of the Plan as amended hereby .

This Amendment was adopted and approved by the Board of Directors of the Company in accordance with Section 14(k) of the Plan at the meeting of the Board of Directors held on March 3, 2010. Shareholder approval of the Amendment is not required because the Amendment does not amend the material terms of the Plan for purposes of Section 162(m) of the Code and does not constitute a material revision to the Plan for purposes of Section 303A.08 of the New York Stock Exchange Listed Company Manual.

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